EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Luis Leung, the Chief Executive Officer of Vision Dynamics Corporation (the “ Company ”), DOES HEREBY CERTIFY that:

1. The Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this November 19, 2013.

/s/ Luis Leung

Luis Leung

Chief Executive Officer

(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to BlackBox Semiconductor, Inc. and will be retained by BlackBox Semiconductor, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350.  It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.